EXHIBIT 23.1

Plot 1-H, First Floor, Alkher Arcade, Abu Bakar Market G – 11/1, Islamabad - Pakistan T: +92 (51) 2308271-2 F: +92 (51) 2700908 E: info@thezmk.com W: thezmk.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Post-Effective Amendment No.1 to the Registration Statement of Stark Focus Group, Inc. on Form S-1, of our report dated February 20, 2020, which includes an explanatory paragraph as to the ability of Stark Focus Group, Inc. to continue as a going concern, with respect to our audit of the consolidated financial statements of Stark Focus Group, Inc. as of December 31, 2019 and 2018 and for the two years then ended, which report appears in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in such Prospectus with reference to expert in accounting and auditing.

/s/Zia Masood Kiani & Co.

Zia Masood Kiani & Co.

(Chartered Accountants)

Islamabad, Pakistan

Date: March 27, 2021